EXHIBIT 99.3

CHINA NUVO SOLAR ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

INTRODUCTION

On July 25, 2007, Interactive Games, Inc. (“IGAM” or the “Company”) acquired all of the outstanding capital stock of China Nuvo Solar Energy, Inc. (“NUVO”). The purchase price of NUVO consisted of the issuance 133,333,255 shares of the Company’s common stock and the Company has reserved 21,778,545 shares to be issued upon the conversion of convertible debentures.

NUVO was formed in April 2006 to seek a business opportunity in the alternative energy sector.  This industry sector utilizes non-hydro carbon based energy production and renewable energy technologies.  NUVO has acquired exclusive worldwide rights to a patented solar cell technology relating to a multiple stacked solar cell using wave guide transfers.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited financial statements and notes thereof of NUVO (included herein) as well as those of IGAM. The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of operations that would have actually been obtained has such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the management of the Company believes are reasonable.

China Nuvo Solar Energy, Inc.
Unaudited Pro Forma Condensed Balance Sheet

	June 30	April 30
	2007	2007
	Nuvo Solar	Interactive	Pro Forma		Unaudited
	Energy, Inc.	Games, Inc.	Adjustments		Pro Forma
		(1)		(2)
Assets
Current Assets
Cash	$(15,446)	$142,560	$		$127,114
Notes receivable, related party	384,350	17,128		(384,350)	17,128

Total current assets	368,904	159,688		(384,350)	144,242

Solar intellectual property, less accumulated
depreciation of $14,583	222,917	0			222,917

Total assets	$591,821	$159,688		$(384,350)	$367,159

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts and notes payable:
Accounts payable	$9,111	$	$		$9,111
Accounts payable, related party	22,000				22,000
Accrued interest debentures		27,534			27,534
Notes payable, related party		210,468			210,468
Notes payable, related party	106,236	384,350		(384,350)	106,236
Derivative liability convertible debentures		181,176			181,176
Accrued interest payable:					—
Notes payable, related party	2,514				2,514

Total current liabilities	139,861	803,528		(384,350)	559,039

Long-term liabilities
Convertible debentures payable, net		99,073			99,073
Total liabilities	139,861	902,601		(384,350)	658,112

Commitments and contingencies	—

Shareholders’ equity
Preferred stock, $.001 par value; 25,000,000 shares authorized,
535,891 shares issued and outstanding	—	535,891			535,891
Common stock, $.001 par value; 475,000,000 shares authorized,
193,587,461 shares issued and outstanding	5,500	58,719		129,368	193,587
Additional paid-in capital	682,000	(1,270,464)		(196,427)	(784,891)
Deficit accumulated during the development stage	(235,540)	(67,059)		67,059	(235,540)

Total shareholders' equity	451,960	(742,913)		—	(290,953)

Total liabilities and shareholders' equity	$591,821	$159,688		$(384,350)	$367,159

See accompanying notes to unaudited pro forma condensed financial statements.

China Nuvo Solar Energy, Inc.
Unaudited Pro Forma Condensed Statement of Operations

Nuvo Solar Energy, Inc. for the six months ended
June 30, 2007
Interactive Games, Inc. for the period November 1, 2006
through April 30, 2007

	Nuvo Solar	Interactive	Pro Forma		Unaudited
	Energy, Inc.	Games, Inc.	Adjustments		Pro Forma
				(3)
Operating costs and expenses:
Selling, general and administrative expenses
Related party	$22,500	$	$		$22,500
Other	121,417	180,839		(130,839)	171,417

Total operating costs and expenses	143,917	180,839		(130,839)	193,917

Other expenses (income):
Interest expense	5,732	152,610		(127,610)	30,732
Fair value adjustment of derivative liability		(32,713)			(32,713)

Total other expenses	5,732	119,897		(127,610)	(1,981)

(Loss) gain before discontinued operations and income taxes	(149,649)	(300,736)		258,449	(191,936)

Gain (loss) from discontinued operations		509		(509)	0

(Loss) gain before income taxes	(149,649)	(300,227)		257,940	(191,936)

Income tax provision	0	0		0	0

Net loss (gain)	$(149,649)	$(300,227)		$257,940	$(191,936)

Basic loss per common share	$(0.03)	$(0.01)	$		$(0.00)

Weighted average common shares outstanding	5,300,000	52,782,100		130,033,255	188,115,355

See accompanying notes to unaudited pro forma condensed financial statements.

China Nuvo Solar Energy, Inc.
Unaudited Pro Forma Condensed Statement of Operations

Nuvo Solar Energy, Inc. for the period April 13, 2006 (inception)
through December 31, 2006
Interactive Games, Inc. for the period February 1, 2006
through January 31, 2007

	Nuvo Solar	Interactive	Pro Forma	Unaudited
	Energy, Inc.	Games, Inc.	Adjustments	Pro Forma
			(3)
Revenues	$	$3,973	$(3,973)	$0
Cost of sales		21,050	(21,050)	0
Gross profit (loss)		(17,077)	17,077	0

Operating costs and expenses:
Selling, general and administrative expenses
Related party	33,750			33,750
Other	46,012	865,334	(765,334)	146,012

Total operating costs and expenses	79,762	865,334	(765,334)	179,762

Other expenses (income):
Interest expense	6,129	264,570	(214,570)	56,129
Fair value adjustment of derivative liability		(73,334)		(73,334)

Total other expenses (income)	6,129	191,236	(214,570)	(17,205)

(Loss) gain before discontinued operations and income taxes	(85,891)	(1,073,647)	979,904	(162,557)

Gain (loss) from discontinued operations	0	510	(510)	0

(Loss) gain before income taxes	(85,891)	(1,074,157)	979,394	(162,557)

Income tax provision	0	0	0	0

Net loss (gain)	$(85,891)	$(2,147,294)	$1,958,788	$(325,114)

Basic loss per common share	$(0.04)	$(0.04)	$-	$(0.00)

Weighted average common shares outstanding	2,326,667	52,782,100	131,006,658	186,115,425

See accompanying notes to unaudited pro forma condensed financial statements.

CHINA NUVO SOLAR ENERGY, INC.

NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Pursuant to an Agreement and Plan of Reorganization as of April 23, 2007 and amended on July 25, 2007 (the “Share Exchange Agreement”), by and between Interactive Games, Inc. (“IGAM” or the “Company”) and Nuvo Solar Energy, Inc. (NUVO), a Colorado corporation, whereby all of the issued and outstanding capital stock of NUVO, on a fully-diluted basis, were exchanged for 133,333,255 shares of IGAM common stock.  The Share Exchange Agreement provides for the reorganization of NUVO with IGAM, whereby NUVO becomes a wholly-owned subsidiary of the Company.  Contemporaneously, the Company changed its name to “China Nuvo Solar Energy, Inc.”  The transaction will be treated as a recapitalization of NUVO, with IGAM as the legal surviving entity.  At the closing of the Share Exchange Agreement, the shareholders of NUVO would own approximately 70.2% of the outstanding common stock of the Company

Pro Forma Adjustments

(1)	Includes adjustments to Interactive Games, Inc. historical amounts for the following:

Debt settlements of $1,461,277 in exchange for issuance of 535,891 shares of preferred stock and 3,137,106 shares of common stock,
Liabilities assumed by third parties of $418,903 in exchange for the issuance of 500,000 shares of common stock,
Spin off of subsidiaries unrelated to go forward business of Nuvo, eliminating approximately $535,000 of liabilities and
Sale of Torpedo Sports, Inc. formerly a wholly owned subsidiary of the Company, eliminating approximately $2,321,000 of liabilities formerly classified as liabilities of discontinued operations

(2)
To adjust the stockholders’ equity to reflect the recapitalization of Nuvo, and the common stock issued in (1) above in order to have 193,587,461 shares outstanding and the equity of Igam closed out to additional paid in capital of Nuvo following the transaction.

(3)
To eliminate substantially all of Igam expenses for the periods presented, excluding $100,000 annual expenses for the costs of a public reporting company, $50,000 annual for interest expense and the fair value adjustment of derivative liability.  In addition to adjusting the weighted average common shares outstanding to reflect the 193,587,461 shares outstanding following the transaction and the debt restructuring described in (1) above.